EXHIBIT 99.1

Gateway Financial Holdings, Inc. Files Shelf Registration Statement for $50 Million of Securities

VIRGINIA BEACH, Va., July 21, 2008 (PRIME NEWSWIRE) -- Gateway Financial Holdings, Inc. (Nasdaq:GBTS), the holding company for Gateway Bank & Trust Co., filed a Form S-3 shelf registration statement with the U.S. Securities and Exchange Commission (the "SEC") today after the markets closed. Once declared effective by the SEC, the shelf registration will permit the company to periodically offer and sell, individually or in any combination, various of its securities up to a total of $50.0 million, subject to market conditions and the company's capital needs. The registration statement contains two forms of prospectuses. One prospectus can be used in connection with any public offerings of common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units (which include a combination of any of the preceding securities) by the company. The second prospectus can be used in connection with any public offerings of preferred securities by a subsidiary trust, in combination with junior subordinated debt securities and guarantees of the preferred securities by the company. Each offering of securities made under this registration statement will be made, after the registration effective date, pursuant to one of these two prospectuses, with the specific terms of the securities offered thereby to be set forth in an accompanying prospectus supplement.

The proceeds from any sales would be used for general corporate purposes. Such purposes could include, but are not limited to, acquisitions, branch expansion, debt reduction and balance sheet repositioning.

"The shelf registration allows us to be opportunistic and flexible in the capital raising process," said D. Ben Berry, chairman, president and chief executive officer of the company. "If favorable market conditions present themselves, Gateway will be in a position to take advantage of opportunities for future franchise enhancing expansion, as well as for prudent loan and asset growth."

The registration statement relating to these securities is not yet effective. These securities may not be sold nor may offers to buy be accepted before the time the registration statement becomes effective. This press release is not an offer to sell or the solicitation of an offer to buy such securities, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful before registration or qualification under the securities laws of any such state. Any offer of these securities will be made solely by means of any prospectus and prospectus supplement that may be issued with respect to such offering.

About the Company

Gateway Financial Holdings, Inc. is the parent company of Gateway Bank & Trust Co., a regional community bank with thirty-six full-service financial centers -- twenty-one in Virginia: Virginia Beach (7), Richmond (6), Chesapeake (3), Suffolk, Norfolk, Charlottesville and Emporia (2); and fifteen in North Carolina: Elizabeth City (3), Edenton, Kitty Hawk (2), Moyock, Nags Head, Plymouth, Roper, Wilmington, Chapel Hill, and Raleigh (3). The Bank provides insurance through its Gateway Insurance Services, Inc. subsidiary, brokerage services through its Gateway Investment Services, Inc. subsidiary, title insurance through its Gateway Title Agency, Inc. subsidiary, and mortgage banking services through its Gateway Bank Mortgage, Inc. subsidiary. The common stock of the Corporation is traded on the Nasdaq Global Select Market under the symbol GBTS. For further information, visit the Corporation's web site at http://www.gwfh.com/.

The Gateway Financial Holdings, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=5269

Forward-Looking Statements

Statements contained in this news release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements herein could vary as a result of market and other factors. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the SEC from time to time. Such forward-looking statements may be identified by the use of such words as "believe," "expect," anticipate," "should," "planned," "estimated," and "potential." The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT:  Gateway Financial Holdings, Inc.
          D. Ben Berry, Chairman, President and CEO
          Ted Salter, Senior EVP and CFO
          (757) 422-8004